EXECUTION VERSION

AMENDMENT NO. 6 TO LOAN FINANCING AND SERVICING

AGREEMENT, dated as of October 30, 2025 (this “Amendment”), among MSD BDC SPV I, LLC, a Delaware limited liability company, as borrower (the “Borrower”), MSD Investment Corp., a Maryland corporation, as servicer (the “Servicer”), each of the lenders party hereto (the “Lenders”) and Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”).

WHEREAS, the Borrower, MSD Investment Corp., as the Equityholder, the Servicer, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as the collateral agent and U.S. Bank National Association, as the collateral custodian, the Facility Agent and the Agents and the Lenders from time to time party thereto are party to the Loan Financing and Servicing Agreement, dated as of December 21, 2021 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, First Foundation Bank (in such capacity, the “Departing Lender”) is no longer party to the Loan Agreement or any other Transaction Document after giving effect to this Amendment; and

WHEREAS, the Borrower, the Servicer, the Facility Agent and the Lenders have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1. Amendments to the Loan Agreement. The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double underlined text) as set forth on the pages of the Loan Agreement attached as Exhibit A hereto.

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ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a)
the execution and delivery of this Amendment by each party hereto;
(b)
the Facility Agent’s receipt of (i) legal opinion of Morgan, Lewis & Bockius LLP, counsel for the Borrower and the Servicer, in form and substance acceptable to the Lenders and the Facility Agent in their reasonable discretion, (ii) a good standing certificate for the Borrower and the Servicer issued by the applicable Official Body of its jurisdiction of organization and (iii) a copy of the resolutions of the board of managers (or similar items) of the Borrower and the Servicer approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and
(c)
all fees (including reasonable and documented fees, disbursements and other charges of external counsel to the extent invoiced one Business Day prior to the date hereof) due to the Facility Agent and the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1. Each of the Borrower and the Servicer hereby represents and warrants to the Facility Agent and the Lenders that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Departing Lender

SECTION 5.1. Subject to First Foundation Bank’s receipt of payment for

$28,036,363.64 Advances Outstanding purchased by Apple Bank and Texas Capital Bank on the date hereof, the parties hereto hereby acknowledge that First Foundation Bank’s Commitment under the Loan Agreement has been terminated, (i) First Foundation Bank is no longer an Agent or a Lender thereunder, and shall have no further rights, obligations, duties or responsibilities in connection with the Loan Agreement or the other Transaction Documents and First Foundation Bank is no longer a party to any other Transaction Document and (ii) First Foundation Bank shall have the rights granted to it under Article XVI of the Loan Agreement; provided that, by its execution hereof, each of First Foundation Bank and the other parties hereto hereby agrees that (i)

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First Foundation Bank shall receive $150,205.04 in Yield and Undrawn Fee accrued and

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outstanding through the date hereof and (ii) DBNY shall receive the Make-Whole Fee (if any) on First Foundation Bank’s Commitment for the related Accrual Period, in each case, to be paid on the applicable succeeding Distribution Date under the Loan Agreement. First Foundation Bank hereby confirms and agrees that the foregoing amounts constitute all outstanding Obligations owing to First Foundation Bank under or in connection with the Loan Agreement and the other Transaction Documents.

ARTICLE VI

Miscellaneous

SECTION 6.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT, AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AMENDMENT OR TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 6.4. Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 6.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

MSD BDC SPV I, LLC, as Borrower

By: /s/ Brian S Williams

Name: Brian Williams Title: CFO & Treasurer

MSD INVESTMENT CORP., as Servicer

By:/s/ Brian S Williams

Name: Brian Williams Title: CFO & Treasurer

DEUTSCHE BANK AG, NEW YORK

BRANCH, as Facility Agent

By:/s/ Amit Patel

Name: Amit Patel

Title: Managing Director

By:/s/ Erica Flor

Name: Erica Flor

Title: Director

DEUTSCHE BANK AG, NEW YORK

BRANCH, as an Agent and as a Committed Lender

By:/s/ Amit Patel

Name: Amit Patel

Title: Managing Director

By:/s/ Erica Flor

Name: Erica Flor

Title: Director

APPLE BANK, as an Agent and as a Committed Lender

By:/s/ Anna Patricia Hugo

Name: Anna Patricia Hugo Title: First Vice President

TEXAS CAPITAL BANK, as an Agent and as a Committed Lender

By:/s/ Robert Pitcock

Name: Robert Pitcock Title: Executive Director

MITSUBISHI HC CAPITAL AMERICA, INC.,

as an Agent and as a Committed Lender

By:/s/ Candace Pavliscak

Name: Candace Pavliscak Title: Senior Vice President

Solely with respect to Article V:

FIRST FOUNDATION BANK, as an Agent and as a Committed Lender

By:/s/ Jessica Cheng

Name: Jessica Cheng Title: Vice President

Exhibit A

Loan Agreement Amendments

EXECUTION VERSION

Conformed through Amendment No. ~~5~~6 to the LFSA dated as of ~~June~~October 30, 2025

LOAN FINANCING AND SERVICING AGREEMENT

dated as of December 21, 2021 MSD BDC SPV I, LLC

as Borrower,

MSD INVESTMENT CORP.

as Equityholder and as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH

as Facility Agent,

THE OTHER AGENTS PARTIES HERETO,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Custodian

4U1S2A3-c8ti4v9e7-568939533.2885.2

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS 1

Section 1.1 Defined Terms 1

Section 1.2 Other Definitional Provisions 50

ARTICLE II THE FACILITY, ADVANCE PROCEDURES AND NOTES 52

Section 2.1 Advances 52

Section 2.2 Funding of Advances 52

Section 2.3 Notes 53

Section 2.4 Repayment and Prepayments 53

Section 2.5 Permanent Reduction of Facility Amount 54

Section 2.6 Extension of Revolving Period 54

Section 2.7 Calculation of Discount Factor 54

Section 2.8 Increase in Facility Amount 55

Section 2.9 Defaulting Lenders 55

ARTICLE III YIELD, UNDRAWN FEE, ETC. 56

Section 3.1 Yield and Undrawn Fee 56

Section 3.2 Yield and Undrawn Fee Distribution Dates 56

Section 3.3 Yield Calculation 57

Section 3.4 Computation of Yield, Fees, Etc 57

ARTICLE IV PAYMENTS; TAXES 57

Section 4.1 Making of Payments 57

Section 4.2 Due Date Extension 57

Section 4.3 Taxes 57

ARTICLE V INCREASED COSTS, ETC. 61

Section 5.1 Increased Costs, Capital Adequacy 61

ARTICLE VI EFFECTIVENESS; CONDITIONS TO ADVANCES 63

Section 6.1 Effectiveness 63

Section 6.2 Advances and Reinvestments 65

Section 6.3 Transfer of Collateral Obligations and Permitted Investments 67

ARTICLE VII ADMINISTRATION AND SERVICING OF COLLATERAL

OBLIGATIONS 68

Section 7.1 Retention and Termination of the Servicer 68

Section 7.2 Resignation and Removal of the Servicer; Appointment of

Successor Servicer 68

Section 7.3 Duties of the Servicer 69

Section 7.4 Representations and Warranties of the Servicer 71

Section 7.5 Covenants of the Servicer and Equityholder. ~~74~~73

Section 7.6 Servicing Fees; Payment of Certain Expenses by Servicer 78

Section 7.7 Collateral Reporting 78

Section 7.8 Notices 78

Section 7.9 Procedural Review of Collateral Obligations; Access to

Servicer and Servicer’s Records 78

Section 7.10 Optional Sales 79

Section 7.11 Repurchase or Substitution of Warranty Collateral Obligations 81

Section 7.12 Servicing of REO Assets 82

ARTICLE VIII ACCOUNTS; PAYMENTS 83

Section 8.1 Accounts 83

Section 8.2 Excluded Amounts 85

Section 8.3 Distributions, Reinvestment and Dividends 85

Section 8.4 Fees 89

Section 8.5 Monthly Report. 89

ARTICLE IX REPRESENTATIONS AND WARRANTIES OF THE BORROWER 90

Section 9.1 Organization and Good Standing 90

Section 9.2 Due Qualification 90

Section 9.3 Power and Authority 90

Section 9.4 Binding Obligations. ~~91~~90 Section 9.5 Security Interest. 91

Section 9.6 No Violation 92

Section 9.7 No Proceedings. 92

Section 9.8 No Consents 92

Section 9.9 Solvency 92

Section 9.10 Compliance with Laws 92

Section 9.11 Taxes. ~~93~~92

Section 9.12 Monthly Report. 93

Section 9.13 No Liens, Etc 93

Section 9.14 Information True and Correct 93

Section 9.15 Bulk Sales 94

Section 9.16 Collateral 94

Section 9.17 Selection Procedures 94

Section 9.18 Indebtedness 94

Section 9.19 No Injunctions 94

Section 9.20 No Subsidiaries. 94

Section 9.21 ERISA Matters. 94

Section 9.22 Investment Company Status 95

Section 9.23 Set-Off, Etc 95

Section 9.24 Collections 95

Section 9.25 Value Given 95

Section 9.26 Use of Proceeds. 95

Section 9.27 Separate Existence 95

Section 9.28 Transaction Documents 96

Section 9.29 EEA/UK Financial Institution 96

Section 9.30 Anti-Terrorism, Anti-Money Laundering 96

Section 9.31 Anti-Bribery and Corruption 97

Section 9.32 Volcker Rule 97

Section 9.33 AIFMD 97

ARTICLE X COVENANTS 98

Section 10.1 Protection of Security Interest of the Secured Parties 98

Section 10.2 Other Liens or Interests 99

Section 10.3 Costs and Expenses 99

Section 10.4 Reporting Requirements 99

Section 10.5 Separate Existence 100

Section 10.6 Hedging Agreements 102

Section 10.7 Tangible Net Worth 104

Section 10.8 Taxes 104

Section 10.9 Merger, Consolidation, Etc 105

Section 10.10 Deposit of Collections 105

Section 10.11 Indebtedness; Guarantees 105

Section 10.12 Limitation on Purchases from Affiliates 105

Section 10.13 Transaction Documents 105

Section 10.14 Preservation of Existence 106

Section 10.15 Limitation on Investments 106

Section 10.16 Distributions 106

Section 10.17 Performance of Borrower Assigned Agreements 106

Section 10.18 Further Assurances; Financing Statements 107

Section 10.19 Obligor Payment Instructions 107

Section 10.20 Delivery of Collateral Obligation Files 107

Section 10.21 ERISA 108

Section 10.22 Risk Retention 108

Section 10.23 Proceedings 111

Section 10.24 [Reserved] 112

Section 10.25 Policies and Procedures for Sanctions 112

Section 10.26 Compliance with Sanctions 112

Section 10.27 Compliance with Anti-Money Laundering 112

Section 10.28 Ineligible Collateral 112

ARTICLE XI THE COLLATERAL AGENT 112

Section 11.1 Appointment of Collateral Agent 112

Section 11.2 Monthly Reports 113

Section 11.3 Collateral Administration 113

Section 11.4 Removal or Resignation of Collateral Agent 116

Section 11.5 Representations and Warranties 117

Section 11.6 No Adverse Interest of Collateral Agent 117

Section 11.7 Reliance of Collateral Agent 117

Section 11.8 Limitation of Liability and Collateral Agent Rights 118

Section 11.9 Tax Reports 121

Section 11.10 Merger or Consolidation 121

Section 11.11 Collateral Agent Compensation 121

Section 11.12 Compliance with Applicable Anti-Bribery and Corruption,

Anti-Terrorism and Anti-Money Laundering Regulations 121

ARTICLE XII GRANT OF SECURITY INTEREST 121

Section 12.1 Borrower’s Grant of Security Interest 121

Section 12.2 Borrower Remains Liable 123

Section 12.3 Release of Collateral 123

ARTICLE XIII EVENTS OF DEFAULT 124

Section 13.1 Events of Default 124

Section 13.2 Effect of Event of Default 126

Section 13.3 Rights upon Event of Default 126

Section 13.4 Collateral Agent May Enforce Claims Without Possession of

Notes 127

Section 13.5 Collective Proceedings 128

Section 13.6 Insolvency Proceedings 128

Section 13.7 Delay or Omission Not Waiver 129

Section 13.8 Waiver of Stay or Extension Laws 129

Section 13.9 Limitation on Duty of Collateral Agent in Respect of

Collateral 129

Section 13.10 Power of Attorney 130

ARTICLE XIV THE FACILITY AGENT 130

Section 14.1 Appointment 130

Section 14.2 Delegation of Duties 131

Section 14.3 Exculpatory Provisions 131

Section 14.4 Reliance by Note Agents 131

Section 14.5 Notices 132

Section 14.6 Non-Reliance on Note Agents 132

Section 14.7 Indemnification 133

Section 14.8 Successor Note Agent 133

Section 14.9 Note Agents in their Individual Capacity 133

Section 14.10 Borrower Audit 134

Section 14.11 Compliance with Applicable Anti-Bribery and Corruption,

Anti-Terrorism and Anti-Money Laundering Regulations 134

Section 14.12 Erroneous Payment 134

ARTICLE XV ASSIGNMENTS 137

Section 15.1 Restrictions on Assignments by the Borrower and the Servicer 137

Section 15.2 Documentation 137

Section 15.3 Rights of Assignee 137

Section 15.4 Assignment by Lenders 137

Section 15.5 Registration; Registration of Transfer and Exchange 138

Section 15.6 Mutilated, Destroyed, Lost and Stolen Notes 139

Section 15.7 Persons Deemed Owners 140

Section 15.8 Cancellation 140

Section 15.9 Participations; Pledge 140

Section 15.10 Reallocation of Advances 141

ARTICLE XVI INDEMNIFICATION 141

Section 16.1 Borrower Indemnity. 141

Section 16.2 Servicer Indemnity 142

Section 16.3 Contribution 142

Section 16.4 After-Tax Basis 143

ARTICLE XVII MISCELLANEOUS 143

Section 17.1 No Waiver; Remedies 143

Section 17.2 Amendments, Waivers 143

Section 17.3 Notices, Etc. ~~144~~145 Section 17.4 Costs and Expenses. 145

Section 17.5 Binding Effect; Survival. ~~145~~146 Section 17.6 Captions and Cross References. ~~145~~146 Section 17.7 Severability 146

Section 17.8 GOVERNING LAW 146

Section 17.9 Counterparts.; Electronic Execution 146

Section 17.10 WAIVER OF JURY TRIAL 146

Section 17.11 No Proceedings. ~~146~~147 Section 17.12 Limited Recourse 147

Section 17.13 ENTIRE AGREEMENT. ~~147~~148

Section 17.14 Confidentiality 148

Section 17.15 Non-Confidentiality of Tax Treatment. ~~148~~149 Section 17.16 Replacement of Lenders 149

Section 17.17 Consent to Jurisdiction 150

Section 17.18 Option to Acquire Rating. ~~150~~151 Section 17.19 Acknowledgement and Consent to Bail-In of Affected

Financial Institutions. ~~150~~151 Section 17.20 Acknowledgement Regarding Any Supported QFCs 151

ARTICLE XVIII COLLATERAL CUSTODIAN 152

Section 18.1 Designation of Collateral Custodian. ~~151~~152 Section 18.2 Duties of the Collateral Custodian 152

Section 18.3 Delivery of Collateral Obligation Files 154

Section 18.4 Collateral Obligation File Certification. ~~154~~155 Section 18.5 Release of Collateral Obligation Files 155

Section 18.6 Examination of Collateral Obligation Files 157

Section 18.7 Lost Note Affidavit 157

Section 18.8 Transmission of Collateral Obligation Files. ~~157~~158 Section 18.9 Merger or Consolidation. ~~157~~158 Section 18.10 Collateral Custodian Compensation 158

Section 18.11 Removal or Resignation of Collateral Custodian 158

Section 18.12 Limitations on Liability 159

Section 18.13 Collateral Custodian as Agent of Collateral Agent 160

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“Anti-Money Laundering Laws” has the meaning set forth in Section 9.30(b).

“Applicable Banking Law” means, for any Person, all existing and future laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Conversion Rate” means, with respect to Euros or CADs (x) for an actual currency exchange, the applicable currency Dollar spot rate obtained by the Servicer through customary banking channels, including the Collateral Agent’s own banking facilities or (y) for all other purposes, the applicable currency Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Exchange Rate” means with respect to any Collateral Obligation denominated and payable in Euros or CADs on any day, the lesser of (a) the applicable currency Dollar spot rate used by the Borrower (as determined by the Servicer) to acquire such currency on the related Cut Off Date and (b) the Applicable Conversion Rate for such currency.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (x) prior to the end of the Revolving Period, ~~2.41~~1.75% per annum and (y) from and after the end of the Revolving Period, ~~2.535~~1.875% per annum; provided that after the occurrence of any Event of Default, the Applicable Margin shall be increased by 2.00% per annum.

“Appraised Value” means, with respect to any Asset Based Loan, the most recently calculated appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

“Approved Valuation Firm” means, with respect to any Collateral Obligation, any valuation firm either (a) specified on the related Asset Approval Request or Reinvestment Request and approved by the Facility Agent and the Borrower or (b) otherwise approved in writing by the Facility Agent in its sole discretion.

“Article 7 Transparency and Reporting Requirements” means the reporting requirements set out in Article 7(1) of the EU Securitization Regulation, together with any relevant technical standards and regulations adopted by the European Commission in relation thereto, and, in each case any relevant guidance published in relation thereto as may be effective from time to time.

(other than the Moody’s Industry Classification specified in clause (x)) in any Moody’s Industry Classification in excess of all other Moody’s Industry Classifications may be up to 15.0% of the Excess Concentration Measure and (z) the sum of the Principal Balances of all Collateral Obligations with an Obligor (other than the Moody’s Industry Classification specified in clauses

(x) and (y)) in any Moody’s Industry Classification in excess of all other Moody’s Industry Classifications may be up to 12.5% of the Excess Concentration Measure; provided, that (i) each of the “CORP - Energy: Oil & Gas”, “CORP - Metals & Mining” and “CORP - Utilities: Oil & Gas” Moody’s Industry Classifications may not collectively have Collateral Obligations with Principal Balances in excess of 15% of the Excess Concentration Measure and (ii) the “CORP - Retail” Moody’s Industry Classifications may not have Collateral Obligations with Principal Balances in excess of 10% of the Excess Concentration Measure;

(a)
the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Fixed Rate Collateral Obligations that are not subject to a qualifying Hedging Agreement pursuant to Section 10.6 over 10.0% of the Excess Concentration Measure;
(b)
the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Deferrable Collateral Obligations over ~~10.0~~15.0% of the Excess Concentration Measure;
(c)
the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Variable Funding Assets over 10.0% of the Excess Concentration Measure;
(d)
the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are DIP Loans over 10.0% of the Excess Concentration Measure;
(e)
the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Participation Interests (other than Assigned Participation Interests) over 5.0% of the Excess Concentration Measure;
(f)
the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are denominated in an Eligible Currency other than Dollars over 15.0% of the Excess Concentration Measure;
(g)
the excess, if any, of the sum of the Principal Balances of all Collateral Obligations with an Eligible Obligor domiciled in an Eligible Jurisdiction other than the United States or any State thereof over 15.0% of the Excess Concentration Measure;
(h)
the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in a Permitted Gaming Industry over 10.0% of the Excess Concentration Measure;
(i)
the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in the defense industry (other than a Prohibited Defense Asset) over 10.0% of the Excess Concentration Measure; and

“First Amendment Effective Date” means November 21, 2022.

“First Lien Loan” means any Loan (excluding any portion deemed to be a DB Tranched Second Lien Loan) that (i) is not (and is not permitted by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of specified collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Instruments, and liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of origination or acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Note” means a floating rate note issued pursuant to an indenture or equivalent document by a corporation, partnership, limited liability company, trust or other person that is secured by a first or second priority perfected security interest or lien in or on specified collateral securing the issuer’s obligations under such note.

“Foreign Lender” means a Lender that is not a U.S. Person. ~~“Fourth Amendment Effective Date” means April 8, 2024.~~

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (b) alter the terms of Sections 2.4(a) or 8.3, (c) modify the definitions of the “Required Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder, or

(d) extend the Revolving Period.

“Funding Date” means any Advance Date or any Reinvestment Date, as applicable. “GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

“GBSA” means the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such date is equal to or greater than ~~5.00~~4.75%.

“Monthly Report” means a monthly report in the form of Exhibit D prepared as of the close of business on each Reporting Date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classification” means the industry classifications set forth in Schedule 2, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if Moody’s publishes revised industry classifications.

“MSD Agented Loan” means one or more Loans entered into by an Obligor as part of a transaction wherein the Equityholder or an Affiliate thereof (other than the Borrower) is the agent thereof.

“MSD Investment Corp.” means on the date hereof, MSD Investment, LLC, a Maryland limited liability company, and from and after the date of conversion of such entity to a corporation, MSD Investment Corp., a Maryland corporation.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

“Non-Approval Event” means, as of any date of determination, an event that (x) will be deemed to have occurred if the ratio (measured on a rolling six-month basis) of (i) the number of Asset Approval Requests resulting in Non-Approved Loans over (ii) the total number of Asset Approval Requests is greater than 50% and (y) will be continuing until the conditions set forth in clause (x) of this definition are no longer true; provided that, until ten (10) Eligible Collateral Obligations have been submitted to the Facility Agent by the Borrower, the ratio of clause (x)(i) over clause (x)(ii) shall be deemed to be zero.

“Non-Approved Loan” means each obligation that is otherwise fully eligible for inclusion in the Borrowing Base for which an Asset Approval Request is submitted by the Servicer to the Facility Agent, and such Asset Approval Request is not approved by the Facility Agent; provided that an obligation shall only constitute a Non-Approved Loan if the Servicer or an Affiliate thereof has entered into the related Underlying Instruments with the related obligor on terms substantially similar to those disclosed in the related Asset Approval Request.

“Non-Sustainable Obligor” means any Obligor (a) currently engaged (i) in activities within or in close proximity to World Heritage Sites that might impact the outstanding universal values of the site as defined by UNESCO, (ii) in activities located in or involving the clearing of primary tropical moist forests, illegal logging or uncontrolled and/or illegal use of fire (iii) as an upstream producer and / or processor of palm oil and palm fruit products that is not a member or certified in accordance with the Roundtable on Sustainable Palm Oil (“RSPO”) or time-bound committed toward RSPO certification, (iv) in expanding an existing or developing a new received by the Borrower and the Servicer), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.

“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Liens for Taxes not yet due and payable and for which adequate reserves have been established in accordance with GAAP, (iii) as to Related Security, Liens for Taxes and mechanics’ or suppliers’ liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with GAAP,

(iv) as to Related Security (1) the Lien in favor of the Borrower pursuant to the Sale Agreement and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments and (v) as to agented Loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or could have any obligation or liability, contingent or otherwise.

“Prepayment Fee” has the meaning set forth in the Fee Letter.

~~“Prepayment Make-Whole Premium” has the meaning set forth in the Fee Letter.~~ “Prepayment Notice” has the meaning set forth in Section 2.4(b)(i).

“Principal Balance” means with respect to any Collateral Obligation as of any date, (a) if such Collateral Obligation is denominated and payable in Dollars, the lower of (A) the Purchase Price paid by the Borrower for such Collateral Obligation and (B) the outstanding principal balance of such Collateral Obligation, and (b) if such Collateral Obligation is denominated and payable in any Eligible Currency other than Dollars, the equivalent in Dollars (as determined by the Servicer using the Applicable Exchange Rate) of the lower of (A) the Purchase Price paid by the Borrower for such Collateral Obligation and (B) the outstanding principal balance of such Collateral Obligation, in each case exclusive of (x) any deferred or capitalized interest on such Collateral Obligation and (y) any unfunded amounts with respect to any Variable Funding Asset; provided, that for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest; provided, further, that for purposes of the calculation set forth in clause (f) of the definition of Excess Concentration Amount, the Principal Balance of each Variable Funding Asset shall include any unfunded amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Period” means the period of time starting on the ~~Fourth~~Sixth Amendment Effective Date and ending on the earliest to occur of (i) the date that is thirty-six (36) months after the ~~Fourth~~Sixth Amendment Effective Date or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and the Facility Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5, (iii) the occurrence of an Event of Default, (iv) the termination date of any equity commitment to the Equityholder or any Affiliate of the Equityholder becomes earlier than the date set forth in clause (ii) of the definition of Facility Termination Date, (v) a default under the Constituent Documents of the Equityholder,

(vi) the termination of the reinvestment period of the Equityholder or (~~v~~vii) the date on which the Equityholder is no longer able to call for capital contributions from the limited partners of the Equityholder pursuant to its respective limited partnership agreements.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanction Target” has the meaning set forth in Section 9.30. “Sanctioned Countries” has the meaning set forth in Section 9.30. “Sanctions” has the meaning set forth in Section 9.30.

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request and each Reinvestment Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and Reinvestment Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal, interest and/or unutilized/commitment fees (as applicable) in accordance with the terms of the related Underlying Instrument.

“Second Lien Loan” means any Loan that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the related Obligor other than a First Lien Loan with respect to the liquidation of such Obligor or the collateral for such Loan and (ii) is secured by a valid second priority perfected Lien to or on specified collateral securing the related Obligor’s obligations under the Loan, which Lien is not subordinate to the Lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral and any Permitted Liens.

“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, each Lender, the Facility Agent, each Agent, each other Affected Person, Indemnified Party and Hedge Counterparty and their respective permitted successors and assigns.

in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h)
a Change of Control occurs; or
(i)
MSD Investment Corp. ceases to be the Servicer.

“Servicer Expenses” means any accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Servicer (other than the Servicing Fee) under the Transaction Documents.

“Servicing Fee” means with respect to any Distribution Date, the senior fee payable to the Servicer or successor servicer (as applicable) for services rendered during the related Accrual Period, which shall be equal to one-twelfth of the product of (i) the Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Accrual Period.

“Servicing Fee Percentage” means, so long as MSD Investment Corp. or any Affiliate thereof or of the Borrower is the Servicer, 0%; otherwise up to 0.50%, as determined by the Facility Agent and any successor servicer.

“Servicing Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Borrower for the benefit of the Secured Parties in accordance with the Underlying Instruments and all customary and usual servicing practices which are consistent with the higher of: (i) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Collateral Obligations for its own account, and (ii) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“Sixth Amendment Effective Date” means October 30, 2025.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of directly to the Collateral Agent to be deposited into the Unfunded Exposure Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 6.2).

Section 2.3 Notes.. The Borrower shall, upon request of any Lender Group, on or after such Lender Group becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender Group. Each such Note shall be payable to the Agent for such Lender Group in a face amount equal to the applicable Lender Group’s Commitment as of the Effective Date or the effective date on which such Lender Group becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Agent to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

Section 2.4 Repayment and Prepayments.. (a) The Borrower shall repay the Advances outstanding ~~(i)~~ (b) on each Distribution Date to the extent required to be paid hereunder and funds are available therefor pursuant to Section 8.3 and ~~(ii)~~ (c) in full on the Facility Termination Date.

(d)
~~(b)~~ Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Advance using Principal Collections on deposit in the Principal Collection Account or other funds available to the Borrower on such date; provided, that
(i)
all such voluntary prepayments shall require prior written notice to the Facility Agent (with a copy to the Collateral Agent and each Agent) by 11:00 a.m. two (2) Business Days prior to such voluntary prepayment, which notice (herein called the “Prepayment Notice”) shall be in the form of Exhibit C-4 and shall include (among other things) the proposed date of such prepayment and the amount and allocation of such prepayment;
(ii)
each such voluntary partial prepayment shall be in a minimum amount of $1,000,000; and
(iii)
each prepayment shall be applied on the Business Day received by the Facility Agent if received by 3:00 p.m., New York City time (or, if received after 3:00 p.m., New York City time, on the immediately following Business Day), on such day as Amount Available constituting Principal Collections pursuant to Section 8.3(a) as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Accrual Period to which such Distribution Date relates.

Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(b) (if any) resulting from a prepayment or payment if, in connection with such prepayment, the Borrower elects to permanently reduce the Facility Amount in accordance with Section 2.5.

Section 2.5 Permanent Reduction of Facility Amount.. (a) The Borrower may at any time upon five Business Days’ prior written notice to the Facility Agent (with a copy to the Collateral Agent), permanently reduce the Facility Amount (i) in whole or in part upon payment in full (in accordance with Section 2.4) of the aggregate outstanding principal amount of all Advances or (ii) in part by any pro rata amount that the Facility Amount exceeds the aggregate outstanding principal amount of all Advances (after giving effect to any concurrent prepayment thereof). In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Commitment of each Lender shall automatically, and without any further action by any party, be reduced pro rata with all other Lenders such that the sum of all Commitments will equal the newly reduced Facility Amount.

(b) As a condition precedent to any permanent reduction of the Facility Amount pursuant to Section 2.5(a), the Borrower shall pay to the ~~Facility Agent~~Lenders, for the respective accounts of the Lenders, any ~~applicable Prepayment Make-Whole Premium and~~ Prepayment Fee; provided that no such Prepayment Fee shall be due during the continuation of a Non-Approval Event, but only if occurring after the one year anniversary of the Effective Date.

Section 2.6 Extension of Revolving Period.. The Borrower may, at any time after the twelve (12) month anniversary of the Effective Date and prior to the date that is 30 Business Days prior to the last date of the Revolving Period, deliver a written notice to the Facility Agent requesting an extension of the Revolving Period. In the respective sole discretion of each Agent, the Revolving Period shall be extended to a date mutually agreed upon by the Borrower and the Agents and in accordance with the other terms and conditions as may be agreed to from time-to-time by the Borrower and the Facility Agent.

Section 2.7 Calculation of Discount Factor..

(a)
In connection with the purchase of each Collateral Obligation and prior to such Collateral Obligation being purchased by the Borrower and included in the Collateral, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Collateral Obligation, which Discount Factor shall remain effective for such Collateral Obligation except as provided in clause (b) below.
(b)
If a Revaluation Event occurs with respect to any Collateral Obligation, the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion. The Facility Agent will provide written notice of the revised Discount Factor to the Borrower and the Servicer (who shall forward to the Collateral Agent). To the extent the Servicer has actual knowledge or has received notice of any Revaluation Event with respect to any Collateral Obligation, the Servicer shall give prompt notice thereof to the Facility Agent with a copy to the Collateral Agent (but, in any event, not later than two Business Days after it receives notice or gains actual knowledge thereof).
(c)
If the circumstances giving rise to any Revaluation Event with regard to any Collateral Obligation cease to be applicable, the Servicer may provide written notice of such changed circumstance to the Facility Agent (with a copy to the Collateral Agent), and if

Section 9.28 Transaction Documents.. The Transaction Documents delivered, together with the Constituent Documents of the Borrower, to the Facility Agent represent all material agreements between the Equityholder, on the one hand, and the Borrower, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to the this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim; provided that, with respect to any Assigned Participation Interest purchased by the Borrower, the Borrower shall not be the record owner of the underlying Collateral Obligation until such Assigned Participation Interest has been elevated in accordance with the terms hereof. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder; provided that, with respect to any Assigned Participation Interest purchased by the Borrower, the Borrower shall not be the record owner of the underlying Collateral Obligation until such Assigned Participation Interest has been elevated in accordance with the terms hereof.

Section 9.29 EEA/UK Financial Institution.. The Borrower is not an EEA Financial Institution or a UK Financial Institution.

Section 9.30 Anti-Terrorism, Anti-Money Laundering.. (a) Neither the Borrower nor any Affiliate, officer, employee, agent or director, acting on behalf of the Borrower (i) is (A) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, His Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including but not limited to, ~~Afghanistan~~Belarus, Cuba, Iran, North Korea, ~~the “Donetsk People’s Republic”, the “Luhansk People’s Republic”, the “Kherson” region in Ukraine, the “Zaporizhzhia” region in Ukraine, the Crimean region in Ukraine and Syria~~Russia, Syria, Venezuela (government only) and the non-government-controlled areas of Ukraine being the Crimea, Donetsk, Luhansk, Kherson and Zaporizhzhia regions (the “Sanctioned Countries”); (B) a Person that resides, is organized, operating from, domiciled, registered or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries; or (C) owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person defined in either of the preceding clauses (A) or (B) (along with Persons defined in clauses (A) and (B), collectively, a “Sanction Target”); (ii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iii) is a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The respect to any Hedging Agreement, the sole result will be that the Collateral Obligation or Collateral Obligations that are the subject of such Hedging Agreement shall immediately cease to be Eligible Collateral Obligations for all purposes under this Agreement.

Section 10.7 Tangible Net Worth.. The Borrower shall maintain at all times a positive Tangible Net Worth.

Section 10.8 Taxes.. For U.S. federal income tax purposes, the Borrower will be an entity disregarded as separate from the Equityholder and the Equityholder will be a U.S. Person. The Borrower will file on a timely basis all Tax returns (including foreign, federal, state, local and otherwise) required to be filed, if any, and will pay all Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower). No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Borrower may at any time consist of real estate mortgages as determined for purposes Section 7701(i) of the Code unless, based on written advice of ~~Cadwalader, Wickersham & Taft~~Orrick, Herrington & Sutcliffe LLP, Eversheds Sutherland (US) LLP or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters, the ownership of such debt obligations will not cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

Section 10.9 Merger, Consolidation, Etc. The Borrower shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Facility Agent in its sole discretion.

Section 10.10 Deposit of Collections.. The Borrower (i) shall transfer, or cause to be transferred, all Collections to the Collection Account by the close of business on the second Business Day following the date such Collections are received by the Borrower, the Equityholder, the Servicer or any of their respective Affiliates and (ii) with respect to MSD Agented Loans only, shall transfer, or cause to be transferred, all Collections on deposit in any Agent Account to the Collection Account within two (2) Business Days following the date such Collections are received in such Agent Account.

Section 10.11 Indebtedness; Guarantees.. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted under the Transaction Documents. The Borrower shall incur no Indebtedness secured by the Collateral other than the Obligations. The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.

Section 10.12 Limitation on Purchases from Affiliates.. Other than pursuant to the Sale Agreement, the Borrower shall not purchase any asset from the Equityholder or the Servicer or any Affiliate of the Borrower, the Equityholder or the Servicer.

those criteria and processes to ensure that such Underlying Instruments are granted and approved based on a thorough assessment of each Obligor’s creditworthiness; and (ii) in relation to each other Collateral Obligation acquired by the Borrower, the entity that was, directly or indirectly, involved in the Underlying Instruments which created such Collateral Obligations granted such Underlying Instruments pursuant to a sound and well-defined criteria and clearly established processes for approving, amending, modifying, renewing and financing the Underlying Instruments and it had effective systems in place to apply those criteria and processes to ensure that the Underlying Instruments were granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness.

(g) The Equityholder is, and will remain, ultimately responsible for and retain discretion over the actions of the Investment Manager, and any actions taken by its former Investment Manager, MSD Partners, L.P., in relation to the matters outlined in Section 10.22(d) above were taken for, and on behalf of, the Equityholder.

Section 10.23 Proceedings.. As soon as possible and in any event within three (3) Business Days after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral (taken as a whole), the Transaction Documents, the Collateral Agent’s interest in the Collateral, or the Borrower; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral (taken as a whole), the Transaction Documents, the Collateral Agent’s interest in the Collateral, or the Borrower in excess of $100,000 or more shall be deemed to be material for purposes of this Section 10.23.

Section 10.24 [Reserved]..

Section 10.25 Policies and Procedures for Sanctions.. The Borrower has instituted and maintained policies and procedures designed to ensure compliance with Sanctions.

Section 10.26 Compliance with Sanctions.. The Borrower shall not directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate (i) any activities of or business with any Sanction Target, (ii) any investment, loan, business or activity in, or connected with, Russia, (iii) any activities of or business in any Sanctioned Country or

(~~iii~~iv) in any other manner that would result in a violation by any Person (including any Person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions.

Section 10.27 Compliance with Anti-Money Laundering.. The Borrower shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Facility Agent, within five (5) Business Days, of the Borrower’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Borrower.

specified in the definition of Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Agent, in each case without the prior written consent of the Collateral Agent,

(iv)
amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian and (v) constitute a Fundamental Amendment without the prior written consent of each Lender that is materially and adversely affected by such Fundamental Amendment. ~~Notwithstanding the~~ foregoing, if the Facility Agent determines in its sole discretion that it can no longer support Term SOFR, or if Term SOFR ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to Term SOFR (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities (including collateralized ~~loan obligation transactions).~~ Upon execution of any amendments by the Borrower, the Servicer and the Facility Agent as provided herein, the Servicer shall deliver a copy of such amendment to the Collateral Agent. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

Notwithstanding the foregoing, upon the determination by any Lender that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule and/or GBSA), each of the Borrower, the Servicer, each Lender, each Agent, the Collateral Agent, the Collateral Custodian and the Facility Agent hereby agree to work in good faith to amend or amend and restate the commercial terms of this Agreement (including, if necessary, to re-document under a note purchase agreement or indenture) to ensure future compliance with such Applicable Law.

The Borrower and the Servicer each acknowledge that the Facility Agent may be communicating with other Lenders, Agents or potential lenders in connection with an amendment or syndication of this Agreement.

(b)
Notwithstanding the foregoing, if the Facility Agent determines in its sole discretion that it can no longer support Term SOFR, or if Term SOFR ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to Term SOFR (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities (including collateralized loan obligation transactions).
(c)
The Facility Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or performance related to the Alternate Base Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Facility Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Facility Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service so long as the rate (or component thereof) used by the Facility Agent in connection therewith is consistent with such rate (or component thereof) provided by any such information source or service.

Section 17.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be personally delivered or sent by electronic mail to the intended party at the address of such party set forth under its name on Annex A or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by overnight courier, one Business Day after having been given to such courier, and (c) if delivered by electronic mail, when delivered, except that notices and communications pursuant to Section 2.2, shall not be effective until received. In connection with any instructions, requests or directions sent pursuant to this Agreement or any other Transaction Document, the Collateral Agent, the Securities Intermediary and the Collateral Custodian shall be entitled to request from such Person a list of authorized signers and any evidence of such related signatures (as may be amended from time to time).

Section 17.4 Costs and Expenses.. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, the Agents and the Lenders in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, and, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, the Servicer and the Facility Agent or the Collateral Agent and Collateral Custodian Fee Letter, as applicable, and the Borrower further agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary and the Lenders in connection with any amendments, waivers or consents executed in connection with this Agreement, including the reasonable fees and reasonable and documented out-of-pocket expenses of counsel to each of the Facility Agent, each Agent and any related Lender, the Collateral Agent, the Securities Intermediary and the Collateral Custodian with respect thereto and with respect to advising such party as to its rights and remedies under this Agreement, and to pay all reasonable, documented and out-of-pocket costs and expenses, if any (including reasonable outside counsel fees and expenses), of the Facility Agent, the Collateral Agent, the

Collateral Custodian, the Agents and the Lenders, in connection with the enforcement against the Servicer or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided that in the case of reimbursement of counsel for the Lenders other than the Facility Agent, such reimbursement shall be limited to one outside counsel to the Facility Agent, each Agent and any related Lender.

Section 17.5 Binding Effect; Survival.. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Facility Agent, the Servicer, the Collateral Agent, the Collateral Custodian and their respective successors and assigns, and the provisions of Section 4.3, Article V, and Article XVI shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and assigns; provided, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XV. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until (subject to the immediately following sentence) such time when all Obligations have been finally and fully paid in cash and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article V and Article XVI and the provisions of Section 17.10, Section 17.11 and Section 17.12 shall be continuing and shall survive any termination of this Agreement and any termination of any Person’s rights to act as Servicer hereunder or under any other Transaction Document.

Section 17.6 Captions and Cross References.. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Section 17.7 Severability.. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 17.8 GOVERNING LAW.. THIS AGREEMENT, THE NOTES AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 17.9 Counterparts.; Electronic Execution. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of this Agreement by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

Section 17.10 WAIVER OF JURY TRIAL.. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING, LITIGATION, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE EQUITYHOLDER, THE BORROWER, THE SERVICER, THE FACILITY AGENT, THE AGENTS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

Section 17.11 No Proceedings..

(d)
Notwithstanding any other provision of this Agreement, each of the Servicer, the Collateral Agent, the Collateral Custodian, each Agent, each Lender and the Facility Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.
(e)
The provisions of this Section 17.11 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 17.11 and the Facility Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws. The provisions of this paragraph shall survive the termination of this Agreement.

Section 17.12 Limited Recourse.. No recourse under any obligation, covenant or agreement of a Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or

		Annex B
Lender Deutsche Bank AG, New York Branch	Commitment $460,000,000
~~First Foundation Bank~~	~~$30,000,000~~
Apple Bank	$~~25,000,000~~40,000,000
Texas Capital Bank	$~~15,000,000~~30,000,000
Mitsubishi HC Capital America, Inc.	$20,000,000
Total:	$550,000,000

~~USActive 58353885.6~~ B-1